Exhibit 99.1

Apollo Global Management Announces that Marc Spilker Will Be Stepping Down as President of the Company

New York, March, 20, 2014— Apollo Global Management, LLC (NYSE:APO) (together with its consolidated subsidiaries, “Apollo”) today announced that Marc Spilker will be stepping down as President of Apollo and as a member of the firm’s Executive Committee.

Apollo’s Executive Committee will continue to manage the firm and will rely upon the firm’s Management Committee of senior executives from the firm’s investment and infrastructure functions to assist in implementing the firm’s growth initiatives and manage day to day operations. Members of Apollo’s Executive Committee are Leon Black, Chairman and Chief Executive Officer; Josh Harris, Senior Managing Director and Marc Rowan, Senior Managing Director. Mr. Spilker will stay on as a senior advisor to the firm for the remainder of 2014.

Mr. Black said “We are extremely grateful for Marc’s leadership. The firm has benefited from Marc’s deep understanding of the financial industry. Marc leaves a firm that has fulfilled the vision it set for itself to become a successful public company and to put in place the infrastructure and resources it requires. I’m confident that Marc will find great success in whatever he chooses to do next and we wish him all the best.”

Mr. Spilker said “It has been a privilege to work with the exceptionally talented team at Apollo, which has grown into one of the industry’s most successful alternative asset management firms. We’ve accomplished a great deal over the past few years and I believe that the firm is well positioned as a public company for continued success. I am grateful for the unwavering support I’ve received and look forward to remaining close with the firm.”

About Marc Spilker

Mr. Spilker, 49, joined Apollo Global Management as President in December 2010 following his retirement from Goldman Sachs in May 2010, after 20 years of distinguished service, as the co-head of the Investment Management Division (IMD). The IMD division includes Goldman Sachs Asset Management (GSAM) as well as Private Wealth Management. Mr. Spilker was also a member of Goldman Sachs’ firm-wide Management Committee.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Toronto, London, Frankfurt, Luxembourg, Singapore, Mumbai, Hong Kong and Toronto. Apollo had assets under management of approximately $161 billion as of December 31, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For investor inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

212-822-0540

ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements contained herein. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2014, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other SEC filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.